                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

                              GRIFFON CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                              GRIFFON CORPORATION
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                FEBRUARY 5, 1998
                            ------------------------

To the Stockholders of
  GRIFFON CORPORATION:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Griffon Corporation will be held at the deSeversky Conference Center, Northern Boulevard, Old Westbury, New York on Thursday, February 5, 1998 at 10:00 a.m., or at any adjournment thereof, for the following purposes:

     1.     To elect four directors.

     2. To consider and act upon a proposal to adopt the 1998 Stock Option Plan, as set forth in Exhibit A.

     3. To consider and act upon a proposal to approve the Company's Senior Management Incentive Compensation Plan, as set forth in Exhibit B.

     4. To consider and act upon such other business as may properly come before this meeting or any adjournment thereof.

     The above matters are set forth in the Proxy Statement attached to this Notice to which your attention is directed.

     Only stockholders of record on the books of the Company at the close of business on December 15, 1997 will be entitled to vote at the Annual Meeting of Stockholders or at any adjournment thereof. You are requested to sign, date and return the enclosed Proxy at your earliest convenience in order that your shares may be voted for you as specified.

                                         By Order of the Board of Directors,

                                              SUSAN E. ROWLAND
                                                 Secretary

Dated: Jericho, New York
      December 19, 1997

                              GRIFFON CORPORATION
                             100 JERICHO QUADRANGLE
                            JERICHO, NEW YORK 11753
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                           THURSDAY, FEBRUARY 5, 1998
                            ------------------------

     The Annual Meeting of Stockholders of Griffon Corporation (the "Company") will be held on Thursday, February 5, 1998 at the deSeversky Conference Center, Northern Boulevard, Old Westbury, New York at 10:00 a.m. for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. THE ENCLOSED PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS OF GRIFFON CORPORATION FOR USE AT THE ANNUAL MEETING OF STOCKHOLDERS. The approximate date on which this Proxy Statement and the enclosed Proxy are being first mailed to stockholders is December 19, 1997.

     If a proxy in the accompanying form is duly executed and returned, the shares represented by such proxy will be voted as specified. Any person executing the Proxy may revoke it prior to its exercise either by letter directed to the Company or in person at the Annual Meeting.

VOTING RIGHTS

     Only stockholders of record on December 15, 1997 (the "Record Date") will be entitled to vote at the Annual Meeting or any adjournment thereof. As of the Record Date, the Company had outstanding one class of voting capital stock, namely, 30,665,712 shares of Common Stock, $.25 par value per share. Each share of Common Stock issued and outstanding on the Record Date is entitled to one vote at the Annual Meeting of Stockholders. The affirmative vote of a majority of the shares voting on the proposal is required for approval of each matter to be submitted to a vote of the shareholders. For purposes of determining whether proposals have received a majority vote, abstentions will not be included in the vote totals and, in instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned a proxy (so called "broker non-votes"), those votes will not be included in the vote totals. Therefore, abstentions and broker non-votes will have no effect on the vote, but will be counted in the determination of a quorum.

                               SECURITY OWNERSHIP

     The following table sets forth as of December 15, 1997 certain information with regard to ownership of the Company's Common Stock by (i) each beneficial owner of 5% or more of the Company's Common Stock, to the knowledge of the Company based upon filings with the Securities and Exchange Commission, except where otherwise indicated; (ii) each director and each executive officer named in the "Summary Compensation Table"; and (iii) all directors and executive officers of the Company as a group:

                                                                             COMMON
                                                                              STOCK
                                                                          BENEFICIALLY
                    NAME OF BENEFICIAL OWNER                                OWNED(1)
-----------------------------------------------------------------  ---------------------------
FMR Corp.(2).....................................................   3,039,900 (9.9%)
Griffon Corporation Employee Stock Ownership Plan(3).............   2,564,744 (8.4%)
Patrick L. Alesia................................................     101,741 (4)
Henry A. Alpert..................................................       5,506 (5)(6)
Robert Balemian..................................................   1,286,026 (3.8%)(4)
Bertrand M. Bell.................................................       9,083 (5)
Harvey R. Blau...................................................   1,769,705 (5.3%)(4)(7)(10)
Robert Bradley...................................................       4,683 (5)
Abraham M. Buchman...............................................       8,514 (5)
Rear Admiral Clarence A. Hill, Jr. (Ret.)........................      10,546 (5)
Edward I. Kramer.................................................      88,012 (4)(10)
Ronald J. Kramer.................................................      23,563 (5)(9)
Lieutenant Gen. James W. Stansberry (Ret.).......................      16,483 (5)(8)
Martin S. Sussman................................................       5,083 (5)
William H. Waldorf...............................................       7,280 (5)
Lester L. Wolff..................................................       5,083 (5)
Directors and executive officers as a group (15 persons).........   3,356,808 (10.0%)(11)

---------------
 (1) No officer or director beneficially owns more than one percent of the issued and outstanding Common Stock of the Company unless otherwise indicated. Ownership represents sole voting and investment power, except where otherwise indicated.

 (2) Reflects shares beneficially owned by FMR Corp. ("FMR") according to information furnished to the Company by FMR. FMR holds sole dispositive power with respect to 3,039,900 shares and sole voting power with respect to zero shares. All shares were beneficially owned by FMR's wholly-owned subsidiary, Fidelity Management and Research Company. The address for FMR is 82 Devonshire Street, Boston, Massachusetts 02109.

 (3) The address for the Griffon Corporation Employee Stock Ownership Plan is c/o U.S. Trust Company of California N.A., as Trustee, 515 South Flower Street, Suite 2800, Los Angeles, California 90071. See "Management -- Stock Plans -- Employee Stock Ownership Plan".

 (4) Includes for Messrs. Blau, Balemian, Alesia and Edward I. Kramer, 1,390,000, 1,050,000, 57,500 and 22,000 shares, respectively, issuable with respect to options currently exercisable and options which become exercisable within 60 days under the Company's stock option plans. See "Management -- Stock Plans".

 (5) Includes shares of Common Stock granted pursuant to the Company's Outside Director Stock Award Plan. See "Management -- Stock Plans -- Outside Director Stock Award Plan".

 (6) Includes 2,500 shares owned by the Spartan Petroleum Profit Sharing Trust of which Mr. Alpert is one of two trustees.

 (7) Includes 14,191 shares owned by Mr. Blau's wife.

 (8) Includes 10,650 shares owned by Lieutenant General Stansberry's wife and 1,750 shares owned by the Stansberry Associates Money Purchase Plan of which Mr. Stansberry and his wife are the trustees.

 (9) Includes 4,100 shares owned by Mr. Ronald J. Kramer's wife and daughters and 8,000 shares owned by a limited partnership of which Mr. Kramer is a general partner, as to which Mr. Kramer disclaims beneficial ownership of such shares which are in excess of his pecuniary interest.

(10) Includes 24,715 shares of Common Stock owned by the Blau, Kramer, Wactlar & Lieberman, P.C. Profit Sharing Plan of which Mr. Blau and Mr. Edward I. Kramer are two of three trustees.

(11) Includes 2,535,500 shares issuable with respect to options currently exercisable and options which become exercisable within 60 days granted to executive officers under the Company's stock option plans. See
     "Management -- Stock Plans".

                             ELECTION OF DIRECTORS

     The Company's Certificate of Incorporation provides for a Board of Directors consisting of not less than twelve nor more than fourteen directors, classified into three classes as nearly equal in number as possible, whose terms of office expire in successive years. The Company's Board of Directors now consists of twelve directors as set forth below.

        CLASS I                      CLASS II                         CLASS III
  (TO SERVE UNTIL THE          (TO SERVE UNTIL THE               (TO SERVE UNTIL THE
   ANNUAL MEETING OF            ANNUAL MEETING OF                 ANNUAL MEETING OF
 STOCKHOLDERS IN 1999)        STOCKHOLDERS IN 2000)             STOCKHOLDERS IN 1998)
-----------------------     --------------------------     -------------------------------
Bertrand M. Bell (2)(3)          Robert Balemian                 Henry A. Alpert (2)
  Robert Bradley (1)              Harvey R. Blau               Abraham M. Buchman (2)
 Martin S. Sussman (1)         Ronald J. Kramer (1)                 Rear Admiral
    Lester L. Wolff             Lieutenant General         Clarence A. Hill, Jr. (Ret.)(2)
                            James W. Stansberry (Ret.)        William H. Waldorf (1)(3)

---------------
(1) Member of Audit Committee.

(2) Member of Compensation Committee.

(3) Member of Ethics Oversight Committee.

     Henry A. Alpert, Abraham M. Buchman, Rear Admiral Clarence A. Hill, Jr. and William H. Waldorf, directors in Class III, are to be elected to hold office until the Annual Meeting of Stockholders in 2001 or until their successors are chosen and qualified. Shares represented by executed proxies in the form enclosed will be voted, if authority to do so is not withheld, for the election as directors of the aforesaid nominees unless any such nominee shall be unavailable, in which case such shares will be voted for a substitute nominee designated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will be unavailable or, if elected, will decline to serve.

     Directors who are not employees of the Company receive an annual fee of $15,000 and a fee of $1,200 for each Board of Directors or Committee meeting attended. In addition, under the Company's Outside Director Stock Award Plan, each non-employee director receives at the time of the Annual Meeting of Stockholders each year, shares of Common Stock of the Company having a market value of $10,000. All shares awarded under this plan vest over a period of three years. In 1997, an aggregate of 7,690 shares were granted under this plan.

     There were four meetings of the Board of Directors during the fiscal year ended September 30, 1997. For the fiscal year ended September 30, 1997, there was one meeting of the Audit Committee, two meetings of the Compensation Committee and no meeting of the Ethics Oversight Committee, which was formed in November 1997. The Company's Audit Committee is involved in discussions with the Company's independent public accountants with respect to the year-end audited financial statements, the Company's internal accounting controls and the professional services furnished by the independent public accountants to the Company, and the Compensation Committee recommends executive compensation and awards grants of stock options to officers and employees. See "Compensation Committee Report on Executive Compensation." The Company's Ethics Oversight Committee is responsible for establishing and maintaining procedures for receipt, investigating and reporting of information and reports concerning violations of the Company's Code of Business Ethics and Standards of Conduct. The Company has no standing nominating committee. Each director attended or participated in at least 75% of the meetings of the Board of Directors and the committees on which he served.

PRINCIPAL OCCUPATIONS OF DIRECTORS

     The following is a brief account of the business experience for the past five years of the Company's directors:

     Mr. Henry A. Alpert (50), a director of the Company since February 1995, has been President of Spartan Petroleum Corp., a real estate investment firm and a distributor of petroleum products, for more than the past five years.

     Mr. Robert Balemian (58) has been President and a director of the Company since 1982, was Vice President of the Company from February 1976 through December 1978 and Vice President of Finance of the Company from December 1978 until March 1982.

     Dr. Bertrand M. Bell (68), a director of the Company since 1976, has been Professor of Medicine at Albert Einstein College of Medicine for more than the past five years and was appointed Distinguished Professor in September 1992.

     Mr. Harvey R. Blau (62) has been Chairman of the Board of the Company since 1983. Mr. Blau also is Chairman of the Board of Aeroflex Incorporated, a diversified manufacturer of military and industrial products and a director of Nu Horizons Electronics Corp., a distributor of electronic components, and Reckson Associates Realty Corp, a real estate investment trust. See
"Management -- Certain Transactions."

     Mr. Robert Bradley (78), a director of the Company since 1985, was an employee and executive of commercial banks for more than 30 years prior to his retirement in 1979. Mr. Bradley is a director of Aeroflex Incorporated.

     Mr. Abraham M. Buchman (81), a director of the Company since 1966, has been a practicing attorney in the State of New York for more than the past five years. Mr. Buchman is a partner in the law firm of Buchman & O'Brien.

     Rear Admiral Clarence A. Hill, Jr. (Ret.) (77), a director of the Company since 1982, was an officer in the United States Navy for more than thirty-five years prior to his retirement in 1973. Since retirement, Rear Admiral Hill has been acting as an independent consultant with respect to the utilization of advanced concepts of system modeling and manpower survey techniques. From 1975 to 1991, Rear Admiral Hill was Vice President for Governmental Affairs and an executive board member of the Association of Naval Aviation.

     Mr. Ronald J. Kramer (39), a director of the Company since 1993, has been Chairman of the Board of Ladenburg, Thalmann Group, Inc., an investment banking firm, since June 1995. For more than five years prior thereto, Mr. Kramer was a managing director of Ladenburg, Thalmann Group, Inc. Mr. Kramer is a director of New Valley Corporation, the parent company of Ladenberg, Thalmann Group, Inc. and Grand Casinos, Inc., an owner and operator of casinos. Mr. Kramer is the son-in-law of Mr. Harvey R. Blau.

     Lieutenant General James W. Stansberry (Ret.) (70), a director of the Company since 1991, was an officer in the United States Air Force for thirty-five years prior to his retirement in 1984. Since 1984, Lieutenant General Stansberry has been President of Stansberry Associates International, Inc., an independent consultant specializing in strategic planning for aerospace and defense firms. In fiscal 1997, Telephonics

Corporation, a wholly-owned subsidiary of the Company, paid $42,000 to Stansberry Associates International, Inc. in consulting fees.

     Mr. Martin S. Sussman (60), a director of the Company since 1989, has been a practicing attorney in the State of New York since 1961, and has been a member of the law firm of Seltzer, Sussman & Habermann for more than the past five years. Mr. Sussman is a director of Greenstone Roberts Advertising, Inc., an advertising agency.

     Mr. William H. Waldorf (60), a director of the Company since 1963, has been President of Landmark Capital, Inc., an investment firm, for more than the past five years. Mr. Waldorf is a director of Kayne Anderson Mutual Funds.

     Lester L. Wolff (77), a director of the Company since 1987, has been President of Lester Wolff Enterprises Limited, a public relations firm, since 1981. Mr. Wolff served as a member of the U.S. House of Representatives from 1964 to 1981. Mr. Wolff is a director of U.S. Asia International Publications, Inc., a magazine publisher. In fiscal 1997, Telephonics Corporation, a wholly-owned subsidiary of the Company, paid $42,000 to Lester Wolff Enterprises Limited in consulting fees.

                                   MANAGEMENT

OFFICERS OF THE COMPANY

     The officers of the Company are as follows:

                     NAME                      AGE                   OFFICE HELD
        -------------------------------        ---         -------------------------------
        Harvey R. Blau.................         62         Chairman of the Board
        Robert Balemian................         58         President
        Patrick L. Alesia..............         49         Vice President and Treasurer
        Edward I. Kramer...............         63         Vice President, Administration
        Susan E. Rowland...............         39         Secretary

     Mr. Patrick L. Alesia was appointed Vice President of the Company in May 1990 and has been the Treasurer of the Company since April 1979.

     Mr. Edward I. Kramer was appointed Vice President, Administration of the Company in February 1997. He has been a member of the law firm of Blau, Kramer, Wactlar & Lieberman, P.C., general counsel to the Company for more than the past five years. Mr. Kramer is also a member of the Company's Ethics Oversight Committee.

     Mrs. Susan E. Rowland has been Secretary of the Company since September
1983.

EXECUTIVE COMPENSATION

     The following table sets forth the annual and long-term compensation with respect to the Chairman/Chief Executive Officer and each of the other executive officers of the Company who earned more than $100,000 for services rendered during the fiscal years ended September 30, 1997, 1996 and 1995:

                           SUMMARY COMPENSATION TABLE

                                                                                            LONG-TERM
                                                                                          COMPENSATION
                                                       ANNUAL COMPENSATION            ---------------------
                                               ------------------------------------   NUMBER OF   LONG-TERM
                                                                       OTHER ANNUAL    SHARES     INCENTIVE    ALL OTHER
NAME AND                              FISCAL                BONUS      COMPENSATION   UNDERLYING    PLAN      COMPENSATION
PRINCIPAL POSITION                     YEAR     SALARY       (1)           (2)         OPTIONS     PAYOUTS        (3)
------------------------------------  ------   --------   ----------   ------------   ---------   ---------   ------------
Harvey R. Blau......................  1997     $679,000   $2,738,000        --         350,000       --         $ 80,666
  Chairman and Chief                  1996      662,000    2,366,000        --         250,000       --           79,780
  Executive Officer                   1995      646,000    2,001,000        --         250,000       --           79,846
Robert Balemian.....................  1997     $673,000   $2,681,000        --         250,000       --         $ 44,782
  President                           1996      657,000    2,308,000        --         200,000       --           43,466
                                      1995      640,000    1,944,000        --         200,000       --           44,358
Patrick L. Alesia...................  1997     $229,000   $   90,000        --          15,000       --         $ 16,800
  Vice President                      1996      214,000       80,000        --          10,000       --           16,853
  and Treasurer                       1995      199,000       80,000        --          10,000       --           18,363
Edward I. Kramer....................  1997     $100,000       --            --          25,000       --         $  6,141
  Vice President --
  Administration

---------------
(1) Represents for Messrs. Blau and Balemian incentive compensation under employment agreements. See "Management -- Employment Agreements."

(2) Other Annual Compensation excludes certain perquisites and other non-cash benefits provided by the Company since such amounts do not exceed the lesser of $50,000 or 10% of the total annual base salary and bonus disclosed in this table for the respective officer.

(3) All Other Compensation in fiscal 1997 includes: (a) $61,360, $26,280 and $7,590 of premiums paid by the Company in respect of certain split-dollar life insurance policies on the lives of Messrs. Blau, Balemian and Alesia, respectively. The Company is the beneficiary to the extent of the premiums paid; (b) $11,716, $10,912, $1,620 and $1,620 paid by the Company for term life insurance policies on Messrs. Blau, Balemian, Alesia and Kramer, respectively; (c) Company contributions under the Griffon Corporation 401(k) Retirement Plan of $6,590 paid by the Company for each of Messrs. Blau, Balemian and Alesia and $3,521 for Mr. Kramer and (d) $1,000 in Company contributions allocated under the Company's Employee Stock Ownership Plan on behalf of each of Messrs. Blau, Balemian, Alesia and Kramer.

EMPLOYMENT AGREEMENTS

     Messrs. Blau and Balemian have employment agreements with the Company for terms ending on December 31, 2000. Pursuant to these agreements, each receives compensation consisting of salary, cumulative cost of living adjustments, and under certain conditions, an incentive bonus. Mr. Blau's incentive is 4% of the Company's consolidated pretax earnings up to $5,000,000, and 5% thereafter, and Mr. Balemian's incentive is 2 1/2% of the Company's consolidated pretax earnings up to $3,000,000, 3 1/2% of the consolidated pretax earnings between $3,000,000 and $5,000,000 and 5% thereafter. The agreements further provide for consulting payments for five years after termination of employment at annual amounts of one-half of their last annual salary. The employment agreements make provisions for life insurance and for the continuation of certain benefits following death or disability.

     The employment agreements further provide that in the event there is a change in the control of the Company, as defined therein, or in any person directly or indirectly controlling the Company, also as defined therein, the employee has the option, exercisable within six months of becoming aware of such event, to terminate his employment agreement. Upon such termination, he has the right to receive as a lump sum payment the compensation (including incentive bonus, if any) remaining to be paid for the balance of the term of the agreement.

STOCK PLANS

  EMPLOYEE STOCK OWNERSHIP PLAN

     In May 1983, the Company adopted an Employee Stock Ownership Plan, as amended, ("ESOP" or "Plan"). Employees of the Company and its subsidiaries are eligible to participate in the Plan, provided they are not members of a collective bargaining unit. The ESOP has a Trustee, U.S. Trust Company of California, N.A. (the "Trustee"), who votes the securities held by the Plan (other than securities of the Company which have been allocated to employees' accounts).

     The annual contributions to the Plan are to be in such amounts as the Board of Directors in its sole discretion shall determine. Each employee who participates in the Plan has a separate account and the annual contribution by the Company to an employee's account is not permitted to exceed the lesser of $30,000 (or such other limit as may be the maximum permissible pursuant to the provisions of Section 415 of the Internal Revenue Code and Regulations issued thereunder) or 25% of such employee's annual compensation, as defined under the Plan. No contributions are required of, nor are any accepted from, any employee.

     All contributions to the Plan are invested primarily in the Company's securities. The Trustee has the right to purchase the Company's securities on behalf of employees. The Trustee is considered the shareholder for the purpose of exercising all owners' and shareholders' rights, with respect to the Company's securities held in the Plan, except for voting rights, which inure to the benefit of each participant who can vote all shares held in his account, even if said shares are not vested.

     The Trustee is empowered to borrow funds for the purpose of purchasing the Company's securities. The securities so purchased are required to be held in an acquisition indebtedness account, to be released and made available for allocation as principal and interest are repaid. In December 1996, the ESOP entered into a $3,000,000 loan agreement, the proceeds of which were used to purchase Common Stock of the Company. The loan provides for repayment in quarterly installments through 2002 and is guaranteed by the Company. As of December 15, 1997, the Plan had outstanding borrowings of $2,500,000.

  1997 STOCK OPTION PLAN

     The 1997 Stock Option Plan (the "1997 Plan"), which was adopted by the Board of Directors in November 1996 and approved by the stockholders in February 1997, covers 1,500,000 shares of the

Company's Common Stock. Under the terms of the 1997 Plan, the purchase price of the shares subject to each option granted will not be less than 100% of the fair market value at the date of grant. The terms of each option shall be determined at the time of grant by the Board of Directors or its Compensation Committee. During fiscal 1997, options were granted to purchase 764,500 shares under the 1997 Plan. As of December 15, 1997, no options were exercisable and options to purchase 500 shares remained available for future grants under the 1997 Plan.

  1995 STOCK OPTION PLAN

     The 1995 Stock Option Plan (the "1995 Plan"), which was adopted by the Board of Directors in November 1994 and approved by the stockholders in February 1995, covers 1,000,000 shares of the Company's Common Stock. Under the terms of the 1995 Plan, the purchase price of the shares subject to each option granted will not be less than 100% of the fair market value at the date of grant. The terms of each option shall be determined at the time of grant by the Board of Directors or its Compensation Committee. During fiscal 1997, options were granted to purchase 3,000 shares under the 1995 Plan. As of December 15, 1997, options to purchase 716,500 shares were exercisable at $7.50 to $9.375 per share and options to purchase 27,000 shares remained available for future grants under the 1995 Plan.

  OUTSIDE DIRECTOR STOCK AWARD PLAN

     The Company has an Outside Director Stock Award Plan (the "Outside Director Plan"), which was approved by the stockholders in 1994, under which 300,000 shares may be issued to non-employee directors. Annually, at the time of each annual meeting of stockholders, each eligible director is awarded shares of the Company's Common Stock having a value of $10,000, which shares vest in equal installments over a three-year period. During fiscal 1997, 7,690 shares were issued under the Outside Director Plan. As of December 15, 1997, an aggregate of 259,170 shares remained available for future grants under the Outside Director Plan.

STOCK OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth all stock option grants to the executive officers named in the "Summary Compensation Table" during the fiscal year ended September 30, 1997:

                                                                                     POTENTIAL REALIZED VALUE AT ASSUMED
                                         INDIVIDUAL GRANTS(1)                            ANNUAL RATES OF STOCK PRICE
                         ----------------------------------------------------                  APPRECIATION FOR
                           NUMBER          % OF                                                 OPTION TERM(5)
                         OF SHARES     TOTAL OPTIONS                            ----------------------------------------------
                         UNDERLYING     GRANTED TO      EXERCISE                 STOCK                    STOCK
                          OPTIONS      EMPLOYEES IN      PRICE     EXPIRATION    PRICE       DOLLAR       PRICE       DOLLAR
         NAME            GRANTED(2)   FISCAL YEAR(3)     ($/SH)       DATE      5%($)(4)    GAIN(1)     10%($)(4)    GAIN(1)
-----------------------  ----------   ---------------   --------   ----------   --------   ----------   ---------   ----------
Harvey R. Blau.........    350,000          45.1%        $13.50       2-6-07     $21.99    $2,972,000    $ 35.02    $7,532,000
Robert Balemian........    250,000          32.2%         13.50       2-6-07      21.99     2,123,000      35.02     5,380,000
Patrick L. Alesia......     15,000           1.9%         13.50       2-6-07      21.99       127,000      35.02       323,000
Edward I. Kramer.......     25,000           3.2%         13.50       2-6-07      21.99       212,000      35.02       538,000

---------------
(1) All grants are under the Company's stock option plans. Dollar gains are based on the assumed annual rates of appreciation above the exercise price of each option for the term of the option.

(2) Grants were made at the market value of the Company's Common Stock on the date of grant. Grants vest 50% one year after date of grant and the remaining balance two years after the date of grant.

(3) Total options granted to employees in fiscal 1997 were for 776,500 shares of Common Stock.

(4) The stock price represents the price of the Company's Common Stock if the assumed annual rates of stock price appreciation are achieved over the term of each of the options.

(5) The increase in market value of the Company's Common Stock for all stockholders as of December 15, 1997, assuming annual rates of stock appreciation from September 30, 1997 (stock price of $16.25 per share) over the ten year period used in this table, aggregate $313,442,000 at a 5% rate and $794,319,000 at a 10% rate.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth stock options exercised during fiscal 1997 and all unexercised stock options of the executive officers named in the "Summary Compensation Table" as of September 30, 1997:

                                                              NUMBER OF                  VALUE OF OUTSTANDING
                                                         OUTSTANDING OPTIONS           IN-THE-MONEY OPTIONS AT
                            SHARES                        AT FISCAL YEAR-END              FISCAL YEAR-END(1)
                           ACQUIRED       VALUE      ----------------------------    ----------------------------
          NAME            ON EXERCISE    REALIZED    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
------------------------  -----------    --------    -----------    -------------    -----------    -------------
Harvey R. Blau..........      --            --         1,090,000       475,000       $10,096,000     $ 1,884,000
Robert Balemian.........      --            --           825,000       350,000         7,533,000       1,425,000
Patrick L. Alesia.......      --            --            55,000        20,000           641,000          81,000
Edward I. Kramer........      --            --             7,500        27,500            63,000          88,000

---------------
(1) Values are calculated by subtracting the exercise price from the fair market value of the stock as of September 30, 1997.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

     Effective October 1, 1996 the Company adopted the Griffon Corporation Supplemental Executive Retirement Plan ("SERP") for its officers.

     The normal retirement age under the SERP is 72. No benefit is payable unless a participant is vested at the time of termination of employment. A participant's right to receive a benefit vests after 20 years of service and one year of participation in the SERP, or upon a Change of Control as defined in the SERP.

     The SERP provides an annual benefit upon termination equal to the sum of .25% of Average Base Salary and 1.5% of Average Bonus/Incentive Compensation
multiplied by completed years of service (up to a maximum of 30). "Average" means the average of the three highest paid years out of the last ten prior to retirement. The benefit is reduced by any Social Security benefit attributable to the employment of the participant. Benefits are adjusted for early retirement and retirement after the normal retirement date. Retirement benefits are payable for life, with a guarantee of 10 years of payments. In addition, the SERP provides a pre-retirement death benefit payable for 10 years to the participant's beneficiary.

     A trust will be established to which contributions will be made to provide for the benefits under the SERP.

     The following tables show the projected annual benefits payable at age 72 under the SERP before the reduction for Social Security benefits. A participant's SERP benefit would be the total of the applicable amounts from each table, minus the Social Security benefit attributable to the participant's employment. The number of years of service of the participants as of September 30, 1997 are: Mr. Blau, 25; Mr. Balemian, 24; Mr. Alesia, 24; Mrs. Rowland, 15.

                         BASE SALARY
--------------------------------------------------------------
                                    YEARS OF SERVICE
                                    WITH THE COMPANY
   ASSUMED AVERAGE        ------------------------------------
ANNUAL BASE SALARY(1)     20 YEARS     25 YEARS      30 YEARS
---------------------     --------     --------     ----------
     $    50,000          $  2,500     $  3,125     $    3,750
         100,000             5,000        6,250          7,500
         200,000            10,000       12,500         15,000
         300,000            15,000       18,750         22,500
         400,000            20,000       25,000         30,000
         500,000            25,000       31,250         37,500
         600,000            30,000       37,500         45,000
         700,000            35,000       43,750         52,500

                 BONUS/INCENTIVE COMPENSATION
--------------------------------------------------------------
                                    YEARS OF SERVICE
   ASSUMED AVERAGE                  WITH THE COMPANY
   BONUS/INCENTIVE        ------------------------------------
   COMPENSATION(2)        20 YEARS     25 YEARS      30 YEARS
---------------------     --------     --------     ----------
     $    50,000          $ 15,000     $ 18,750     $   22,500
         100,000            30,000       37,500         45,000
         250,000            75,000       93,750        112,500
         500,000           150,000      187,500        225,000
       1,000,000           300,000      375,000        450,000
       1,500,000           450,000      562,500        675,000
       2,000,000           600,000      750,000        900,000
       2,500,000           750,000      937,500      1,125,000

---------------
(1) Average of a participant's base salary for the highest three years out of the last ten prior to retirement.

(2) Average of a participant's bonus/incentive compensation for the highest three years out of the last ten prior to retirement.

CERTAIN TRANSACTIONS

     Harvey R. Blau, the Chairman of the Board, and Edward I. Kramer, Vice President, Administration of the Company are members of the law firm of Blau, Kramer, Wactlar & Lieberman, P.C., general counsel to the Company. For the fiscal year ended September 30, 1997, the Company paid $745,000 in legal fees to Blau, Kramer, Wactlar & Lieberman, P.C. Legal fees paid by the Company to Blau, Kramer, Wactlar & Lieberman, P.C. are reviewed and approved by a committee of independent non-employee directors. In addition, Blau, Kramer, Wactlar & Lieberman, P. C. subleases from the Company approximately 3,700 square feet of office space at the Company's corporate headquarters. The rental under this sublease agreement is the same rental per square foot that the Company is paying on its prime lease, including any escalations, and aggregated approximately $84,000 in the fiscal year ended September 30, 1997. See "Election of Directors -- Principal Occupations of Directors."

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During fiscal 1997, the Company's Compensation Committee consisted of Messrs. Henry A. Alpert, Abraham M. Buchman, Bertrand M. Bell and Rear Admiral Clarence A. Hill, Jr. (Ret.). None of these persons were officers or employees of the Company during fiscal 1997 nor had any relationship requiring disclosure in this Proxy Statement.

     In accordance with rules promulgated by the Securities and Exchange Commission, the information included under the captions "Compensation Committee Report on Executive Compensation" and "Performance Graph" will not be deemed to be filed or to be proxy soliciting material or incorporated by reference in any prior or future filings by the Company under the Securities Act of 1933 or the Securities Exchange Act.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The compensation of the Company's executive officers is generally determined by the Compensation Committee of the Board of Directors, subject to applicable employment agreements. Each member of the Compensation Committee is a director who is not an employee of the Company or any of its affiliates. The following report with respect to certain compensation paid or awarded to the Company's executive officers during fiscal 1997 is furnished by the directors who comprised the Compensation Committee during fiscal 1997.

GENERAL POLICIES

     The Company's compensation programs are intended to enable the Company to attract, motivate, reward and retain the management talent required to achieve corporate objectives, and thereby increase shareholder value. It is the Company's policy to provide incentives to its senior management to achieve both short-term and long-term objectives and to reward exceptional performance and contributions to the development of the Company's businesses. To attain these objectives, the Company's executive compensation program includes a competitive base salary, cash incentive bonuses and stock-based compensation. See "Management -- Employment Agreements".

     Stock options are granted to employees, including the Company's executive officers, by the Compensation Committee under the Company's stock option plans. The Committee believes that stock options provide an incentive that focuses the executive's attention on managing the Company from the perspective of an owner with an equity stake in the business. Options are awarded with an exercise price equal to the market value of Common Stock on the date of grant, have a maximum term of ten years and generally become exercisable for half of the option shares one year from the date of grant and for all of the option shares two years from the date of grant. Among the Company's executive officers, the number of shares subject to options granted to each individual generally depends upon the level of that officer's responsibility. The largest grants are awarded to the most senior officers who, in the view of the Compensation Committee, have the greatest potential impact on the Company's profitability and growth. Previous grants of stock options are reviewed but are not considered the most important factor in determining the size of any executive's stock option award in a particular year.

     From time to time, the Compensation Committee utilizes the services of independent consultants to perform analyses and to make recommendations to the Committee relative to executive compensation matters. No compensation consultant is paid on a retainer basis.

RELATIONSHIP OF COMPENSATION TO PERFORMANCE

     The Compensation Committee annually establishes, subject to the approval of the Board of Directors and any applicable employment agreements, the salaries which will be paid to the Company's executive officers during the coming year. In setting salaries, the Compensation Committee takes into account several factors, including competitive compensation data, the extent to which an individual may participate in the stock plans maintained by the Company, and qualitative factors bearing on an individual's experience, responsibilities, management and leadership abilities, and job performance.

     For fiscal 1997, pursuant to the terms of his employment agreement with the Company, Mr. Robert Balemian, the Company's President, received a base salary and a cash incentive bonus based on the Company's consolidated pre-tax income. See "Management -- Employment Agreements." In light of this employment agreement, the Compensation Committee was not required to make any decision regarding the cash compensation of Mr. Balemian. Mr. Balemian was also granted certain stock options for the same reasons as are set forth under "Compensation of Chief Executive Officer" below. Mr. Patrick L. Alesia, the Company's Vice President and Treasurer received a base salary, a cash bonus and a grant of stock options under the Company's 1997 Stock Option Plan. Mr. Edward I. Kramer, the Company's Vice President, Administration, also received a base salary and a grant of stock options under the Company's 1997 Stock Option Plan. The Compensation Committee determined that the base salaries, bonus and grant of stock options were appropriate given the Company's financial performance, the substantial contribution made by Mr. Alesia and Mr. Edward I. Kramer to such performance and the compensation levels of executives at companies competitive with the Company.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     For fiscal 1997, pursuant to the terms of his employment agreement with the Company, Mr. Harvey R. Blau, the Company's Chairman and Chief Executive Officer, received a base salary and a cash incentive bonus based on the Company's consolidated pre-tax income. See "Management -- Employment Agreements". In light of this employment agreement, the Compensation Committee was not required to make any decision regarding the cash compensation of Mr. Blau. The Compensation Committee granted to Mr. Blau options to purchase 350,000 shares exercisable at $13.50 under the Company's 1997 Stock Option Plan. These options were granted at an exercise price equal to the market value of the Company's Common Stock on the date of grant. The Compensation Committee believes that these options provide an incentive for Mr. Blau to maximize long-term shareholder value. The Compensation Committee also noted that under Mr. Blau's leadership during his tenure as Chief Executive Officer, the Company's annual revenues, annual earnings, market capitalization and the market value per share of Common Stock of the Company have all increased substantially.

                                          The Compensation Committee

                                           Abraham M. Buchman, Chairman
                                           Henry A. Alpert
                                           Bertrand M. Bell
                                           Rear Admiral Clarence A. Hill, Jr.
                                           (Ret.)

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

     Section 16(a) of the Exchange Act requires the Company's executive officers, directors and persons who own more than ten percent of a registered class of the Company's equity securities ("Reporting Persons") to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange (the "NYSE"). These Reporting Persons are required by SEC regulation to furnish the Company with copies of all Forms 3, 4 and 5 they file with the SEC and the NYSE. Based solely upon the Company's review of the copies of the forms it has received, the Company believes that all Reporting Persons complied on a timely basis with all filing requirements applicable to them with respect to transactions during fiscal 1997.

                               PERFORMANCE GRAPH

     The following graph sets forth the cumulative total return to the Company's stockholders during the five year period ended September 30, 1997 as well as an overall stock market index (S & P SmallCap 600 Index) and the Company's peer group index (Dow Jones Industrial-Diversified Index).

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*

            AMONG GRIFFON CORPORATION, THE S & P SMALLCAP 600 INDEX,
                 AND THE DOW JONES INDUSTRIAL-DIVERSIFIED INDEX

                                                                                 DOW JONES
        MEASUREMENT PERIOD                GRIFFON         S & P SMALLCAP       INDUSTRIAL -
      (FISCAL YEAR COVERED)             CORPORATION             600             DIVERSIFIED
SEP-92                                     100                 100                 100
SEP-93                                     177                 137                 124
SEP-94                                     162                 136                 126
SEP-95                                     177                 171                 152
SEP-96                                     200                 198                 194
SEP-97                                     333                 271                 267

*$100 INVESTED ON SEPTEMBER 30, 1992 IN STOCK OR INDEX, INCLUDING REINVESTMENT OF DIVIDENDS.

        PROPOSAL TO ADOPT THE GRIFFON CORPORATION 1998 STOCK OPTION PLAN

Introduction

     At the Annual Meeting there will be presented to stockholders a proposal to approve the adoption of the Griffon Corporation 1998 Stock Option Plan (the "1998 Option Plan"), which was adopted by the Board of Directors on November 5, 1997, subject to stockholder approval. The 1998 Option Plan will be terminated unless approved by stockholders. Eligible participants are officers and other employees of the Company or any of its subsidiaries or affiliates. Options granted under the 1998 Option Plan may be incentive stock options qualified under Section 422 of the Internal Revenue Code of 1986, as amended, (the "Code") or non-qualified stock options.

     Management believes that the Company's long-term success is dependent upon the ability of the Company to attract and retain qualified officers and employees and to motivate their best efforts on behalf of the Company's interests. The Company believes that the 1998 Option Plan will constitute an important part of the Company's compensation of its officers and other employees, particularly since as of December 15, 1997, only 34,000 shares of Common Stock are available for grant under the Company's existing stock option plans.

     The full text of the 1998 Option Plan appears as Exhibit A to this Proxy Statement. The principal features of the 1998 Option Plan are summarized below, but such summary is qualified in its entirety by the full text of the 1998 Option Plan.

Stock Subject to the Plan

     The stock to be offered under the 1998 Option Plan consists of shares, whether authorized but unissued or reacquired by the Company, of Common Stock of the Company. The total number of shares of Common Stock issuable upon the exercise of all stock options under the 1998 Option Plan may not exceed 1,000,000 shares, subject to adjustments upon the occurrence of certain events, including stock dividends, stock splits, mergers, consolidations, reorganizations, recapitalizations, or other capital adjustments. No individual may be granted options to purchase more than an aggregate of 650,000 shares of Common Stock pursuant to the 1998 Option Plan.

Administration of the Plan

     The 1998 Option Plan is to be administered by the Board of Directors of the Company; provided, however, that the Board may, in the exercise of its discretion, designate from among its members a Compensation Committee or a Stock Option Committee (the "Committee") consisting of no fewer than two Non-Employee Directors, as defined in the Securities Exchange Act of 1934. The Board intends that its Compensation Committee will administer the 1998 Option Plan.

     Subject to the terms of the 1998 Option Plan, the Board of Directors or the Committee may determine and designate those officers and employees who are to be granted stock options under the 1998 Option Plan and the number of shares to be subject to such options and, as hereinafter described, the nature and terms of the options to be granted. The Board of Directors or the Committee shall also, subject to the express provisions of the 1998 Option Plan, have authority to interpret the 1998 Option Plan and to prescribe, amend and rescind the rules and regulations relating to the 1998 Option Plan.

Grant of Options

     Officers and employees of the Company or any of its subsidiaries or affiliates are eligible to participate in the 1998 Option Plan.

     The exercise price for incentive stock options granted under the 1998 Option Plan will be the market value of the Company's Common Stock on the date of grant of the stock option (or in the case of incentive stock options granted to any individual who owns stock possessing more than 10% of the total combined voting power of all voting stock of the Company [a "Principal Stockholder"] , 110% of such fair market value). The exercise price for Non-Qualified Stock Options granted under the 1998 Option Plan will be not less than such fair market value. The option price, as well as the number of shares subject to such option, shall be appropriately adjusted by the Committee in the event of stock splits, stock dividends, recapitalizations, and certain other events involving a change in the Company's capital.

Exercise of Stock Options

     Stock options granted under the 1998 Option Plan shall expire not later than ten years from the date of grant, or in the case of any incentive stock option granted to a Principal Stockholder, five years from the date of grant or such shorter period as the Committee may determine.

     Stock options granted under the 1998 Option Plan may become exercisable in one or more installments in the manner and at the time or times specified by the Committee. Subject to this power of the Committee, and except in the manner described below upon the death or Total Disability (as defined) of the Optionee, a stock option may be exercised only in installments as follows: up to one-half of the subject shares on and after the first anniversary of the date of grant, and up to all of the subject shares on and after the second such anniversary of the date of the grant of such Option, but in no event later than the expiration of the term of the Option.

     Upon the exercise of a stock option, Optionees may pay the exercise price in cash, by certified or bank cashiers check or, at the option of the Company, in shares of Common Stock of the Company valued at its fair market value on the date of exercise, or a combination thereof. Withholding and other employment taxes applicable to the exercise of an option shall be paid by the optionee at such time as the Board of Directors or the Committee determines that the optionee has recognized gross income under the Code resulting from such exercise. These taxes may, at the option of the Company, be paid in shares of Common Stock.

     An Incentive Stock Option shall be exercisable during the Optionee's lifetime only by the Optionee and shall not be exercisable by the Optionee unless, at all times since the date of grant and at the time of exercise, such Optionee is an employee of the Company, or any subsidiary or affiliate, except that, upon termination of all employment (other than by death or by Total Disability followed by death in the circumstances provided below or by Total Disability) with the Company, any subsidiary or any affiliate, the Optionee may exercise an Incentive Stock Option at any time within three months thereafter but only to the extent such Option is exercisable on the date of such termination.

     Upon termination of all employment by Total Disability, the Optionee may exercise such options at any time within three years thereafter (or one year with respect to the exercise of an Incentive Stock Option), but only to the extent such option is exerciseable on the date of such termination.

     In the event of the death of an Optionee (i) while an employee of the Company, any parent corporation of the Company or any subsidiary, or (ii) within three months after termination of all employment with the Company, any parent corporation of the Company and any subsidiary (other than for Total Disability) or (iii) within three years after termination on account of Total Disability of all employment with the Company, any subsidiary or any affiliate (or one year with respect to the exercise of an Incentive Stock Option), such optionee's estate or any person who acquires the right to exercise such option by bequest or inheritance or by reason of the death of the optionee may exercise such Optionee's Option at any time within the period of three years from the date of death. In the case of clauses (i) and (iii) above, such Option shall be exercisable in full for all the remaining shares covered thereby, but in the case of clause (ii) such Option shall be exercisable only to the extent it is exercisable on the date of such termination.

     To the extent the aggregate market value of the Common Stock (determined as of the date of grant) with respect to which any options granted are intended to be designated as Incentive Stock Options under the 1998 Option Plan (or any other incentive stock option plan of the Company or any subsidiary) which may be exercisable for the first time by the optionee in any calendar year exceeds $100,000, such options shall not be considered Incentive Stock Options.

     Stock options granted under the 1998 Option Plan may not be transferred by the holder other than by will or the laws of descent and distribution and may be exercised during the holder's lifetime only by the holder.

Change in Control

     In the event of a Change in Control (as defined), (a) all options outstanding on the date of such Change in Control shall, for a period of sixty
(60) days following such Change in Control, become immediately and fully exercisable, and (b) an optionee will be permitted to surrender for cancellation within sixty (60) days after such Change in Control any option or portion of an option which was granted more than six (6) months prior to the date of such surrender, to the extent not yet exercised, and to receive a cash payment in an amount equal to the excess, if any, of the Fair Market Value (on the date of surrender) of the shares of Common Stock subject to the option or portion thereof surrendered, over the aggregate purchase price for such Shares under the option.

Federal Income Tax Consequences

     Incentive stock options granted under the 1998 Option Plan are intended to be qualified incentive stock options in accordance with the provisions of
Section 422 of the Code. All other options granted under the 1998 Option Plan are nonqualified options not entitled to special tax treatment under Section 422 of the Code. Generally, the grant of an incentive stock option will not result in taxable income to the recipient at the time of the grant, and the Company will not be entitled to an income tax deduction at such time. The grant of non-qualified options will not result in taxable income to the recipient at the time of the grant. So long as such option does not result in taxable income to the recipient at the time of the grant, the Company will not be entitled to an income tax deduction.

     Upon the exercise of an incentive stock option granted under the 1998 Option Plan, the recipient will not be treated as receiving any taxable income, and the Company will not be entitled to an income tax deduction. Upon the exercise of a non-qualified option, an employee who is not a director or officer of the Company will be treated as receiving compensation, taxable as ordinary income, in an amount equal to the excess of the fair market value of the underlying shares of the Company's Common Stock at the time of exercise, over the exercise price. The date of recognition and determination of the ordinary compensation income attributable to shares received upon exercise of an option by an officer of the Company, while he or she is subject to Section 16(b) of the Securities Exchange Act of 1934, is generally delayed until six months after such exercise, unless that person elects to be taxed as of the date of exercise. The Company will receive an income tax deduction for the amount treated as compensation income to the recipient at the time and in the amount that the recipient recognizes such income.

     Upon subsequent disposition of the shares subject to the option, any differences between the tax basis of the shares and the amount realized on the disposition is generally treated as long-term, mid-term or short-term capital gain or loss, depending on the holding period of the shares of Common Stock; provided, that if the shares subject to an incentive stock option are disposed of prior to the expiration of two years from the date of grant and one year from the date of exercise, the gain realized on the disposition will be treated as ordinary compensation income to the Optionee.

     The tax basis of the shares of Common Stock received by the recipient will be the market value on the date the recipient is considered to have received taxable compensation income, and the holding period of the shares will begin the day after such date.

     With respect to incentive stock options, the excess of the fair market value of the stock obtained upon exercise over the exercise price therefor may be treated as a tax preference item for alternative minimum tax purposes.

     The affirmative vote of a majority of the votes cast on this proposal in person or by proxy at the Annual Meeting is required for approval of the 1998 Option Plan.

     The Board of Directors recommends a vote FOR approval of the adoption of the 1998 Option Plan.

                  PROPOSAL TO APPROVE THE GRIFFON CORPORATION
                 SENIOR MANAGEMENT INCENTIVE COMPENSATION PLAN

     On November 5, 1997, the Board of Directors of the Company (the "Board") adopted the Griffon Corporation Senior Management Incentive Compensation Plan (the "Incentive Plan"), effective as of October 1, 1997, subject to shareholder approval. If approved by shareholders, the Incentive Plan will replace an annual incentive bonus arrangement which has been in effect since 1983 under the terms of employment agreements with Messrs. Blau and Balemian (the "Current Bonus Arrangement"). Like the Current Bonus Arrangement, the Incentive Plan provides for annual bonuses to Messrs. Blau and Balemian based upon Company performance. The formula to determine bonuses under the Incentive Plan is identical to that under the Current Bonus Arrangement except the Incentive Plan provides that the first $500,000 of any bonus payable to a participant will be paid in the form of deferred shares of Common Stock of the Company, rather than in cash as under the Current Bonus Arrangement, on the terms and conditions and subject to the limitations described below. Thus, the Incentive Plan will reward the Company's two most senior executives for their contributions to the Company by providing for performance-based compensation that also increases the identification of their interests with those of the Company's shareholders.

     The Incentive Plan has been prepared in response to the enactment of
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), which denies a corporate tax deduction for annual compensation exceeding $1 million paid to the chief executive officer and the four other most highly compensated officers of a public company. The Current Bonus Arrangement is not subject to this deduction limit because the bonuses are paid pursuant to binding contracts that were in effect before the effective date of Section 162(m).

     In order to ensure that future bonuses to Messrs. Blau and Balemian will not be subject to the deduction limitation of Section 162(m), the Company has decided to replace the Current Bonus Arrangement with the Incentive Plan, which provides for the payment of bonuses based upon the same performance goals as the Current Bonus Arrangement, and incorporates a new deferred stock feature and certain administrative provisions, all of which are described below. If the Incentive Plan is approved by shareholders, bonuses paid thereunder will qualify for the exemption from Section 162(m) for certain performance-based compensation. Hence, the Incentive Plan is being submitted to shareholders for approval at the 1998 Annual Meeting. By approving the Incentive Plan, the shareholders will be approving, among other things, the performance measures and eligibility requirements contained therein.

     Set forth below is a summary of certain important features of the Incentive Plan, which summary is qualified in its entirety by reference to the actual plan attached as Exhibit B to this Proxy Statement.

     Administration. The Incentive Plan will be administered by the Compensation Committee or such other committee of the Board as the Board may from time to time designate. Any such committee shall be composed of not less than two directors who qualify as "outside directors" for purposes of Section 162(m) of the Code. Such committee will have sole authority to make rules and regulations relating to the administration of the Incentive Plan, and any interpretations and decisions of such committee with respect to the Incentive Plan will be final and binding.

     Eligibility. Only Messrs. Blau and Balemian are covered by the Current Bonus Arrangement and they will initially be the only participants in the Incentive Plan. The Committee may add participants only with the approval of the Company's stockholders.

     Plan Features. Like the Current Bonus Arrangement, the Incentive Plan provides for the payment of bonuses to participants based upon the Company's Consolidated Pretax Earnings for each fiscal year, which is defined as the consolidated income, if any, of the Company and its subsidiaries, as shown in its audited consolidated financial statements for the relevant fiscal year, before deductions for income taxes or for the bonuses payable under the Incentive Plan for the relevant fiscal year. The formula to determine bonuses under the Incentive Plan is identical to that under the Current Bonus Arrangement. In the case of Mr. Blau, the annual bonus equals 4% of the first $5,000,000 of Consolidated Pretax Earnings, plus 5% of the amount of Consolidated Pretax Earnings in excess of $5,000,000. In the case of Mr. Balemian, the annual bonus equals 2.5% of the first $3,000,000 of Consolidated Pretax Earnings, plus 3.5% of the next $2,000,000 of Consolidated Pretax Earnings, plus 5% of the amount of Consolidated Pretax Earnings in excess of $5,000,000. However, the Incentive Plan provides that no bonus is payable to a participant who fails to waive any right he may have to a bonus under the Current Bonus Arrangement.

     After the end of each fiscal year, the Committee will determine and certify the amounts of the bonuses for each participant for that year. Bonuses under the Current Bonus Arrangement are payable solely in cash. By contrast, the Incentive Plan provides that the first $500,000 of the annual bonus payable to a participant for any fiscal year will not be paid in cash, but will instead be paid in deferred shares of Common Stock, subject to the maximum number of shares available for issuance under the Incentive Plan as described below. The remainder, if any, of the bonus to each participant in a fiscal year, will be paid in cash not more than 120 days after the end of the fiscal year.

     The amount of the bonus for each participant for a fiscal year that is payable in deferred shares of Common Stock (the "Stock Portion") will be converted to a hypothetical number of shares of Common Stock and credited to a bookkeeping account for the participant. The number of shares will equal (i) the amount of the Stock Portion divided by (ii) the "Value" of a share of Common Stock as of the last day of the fiscal year for which the bonus is paid. The "Value" of a share of Common Stock as of a given date is defined as the average of the closing prices of a share of Common Stock on the New York Stock Exchange composite tape (or, if the Common Stock is not listed on such exchange, on any other national securities exchange on which the Common Stock is listed) for each trading day during the period of 20 trading days ending with such date. If the Common Stock is not traded on any national securities exchange, the Value of the Common Stock is to be determined by the Committee in good faith. As and when regular cash dividends are paid with respect to the Common Stock, the participants' accounts will also be credited with additional shares of Common Stock having a Value equal to the amount of the dividends that would have been paid on the hypothetical shares credited to their accounts. Their accounts will also be adjusted as appropriate to reflect any change in the Common Stock by reason of any stock dividend, stock split, combination of shares, exchange of shares, warrants or rights offering to purchase Common Stock at a price below its fair market value, reclassification, recapitalization, merger, consolidation, spinoff or other change in capitalization of the Company. The deferred stock credited to a participant's account will be delivered in the form of shares of Common Stock when the participant ceases to be an employee of the Company, either all at once or in up to five annual installments. However, the Committee has the power, in its discretion, to accelerate delivery of the deferred stock.

     Maximum Available Shares. The maximum number of shares of Common Stock which may be credited to participants' accounts under the Incentive Plan is 500,000. This number is, however, subject to adjustment as appropriate to reflect any change in the Common Stock by reason of any stock dividend, stock split, combination of shares, exchange of shares, warrants or rights offering to purchase Common Stock at a price below its fair market value, reclassification, recapitalization, merger, consolidation, spinoff or other change in capitalization of the Company. Shares of Common Stock issuable under the Incentive Plan may be taken from authorized but unissued or treasury shares of the Company or purchased on the open market.

     Change in Control. Upon a Change in Control of the Company (as defined in the Incentive Plan), bonuses will be paid, entirely in cash, with respect to the portion of the Company's then-current fiscal year before the Change in Control, based upon performance for that portion of the year, and the deferred stock credited to participants' accounts will be paid to them in the form of cash based upon the Change in Control Consideration (as defined in the Incentive
Plan). However, if necessary in a transaction intended to be accounted for as a pooling of interests, payments may be made in Common Stock rather than cash. The Incentive Plan will continue after the Change in Control, and bonuses for the portion of the current fiscal year that follows the Change in Control will be paid in cash based upon performance for the entire year, less the amounts paid upon the Change of Control.

     Amendments. The Board has the right to terminate or modify the Incentive Plan from time to time, but shareholder approval is required to (i) alter the manner in which bonuses are determined or (ii) add participants in the Incentive Plan. No amendment may, without the consent of the participant affected, impair or adversely affect any bonus with respect to a fiscal year that begins before the date the modification is approved by the Board.

     New Incentive Plan Benefits. The actual amounts of benefits to be received by Messrs. Blau and Balemian (the "Incentive Bonus") pursuant to the Incentive Plan is not currently determinable, as the amount of such benefits is linked to the Company's earnings before income taxes as defined in the Section Consolidated Pre-Tax Earnings ("Earnings") of the Incentive Plan during each fiscal year in which the

Incentive Plan is in effect. The amount of compensation awardable under the Incentive Plan is not subject to any maximum limitation. Each fiscal year's performance goals and Incentive Bonus are as follows:

PERFORMANCE GOALS
(EARNINGS FOR THE FISCAL
YEAR)                                           INCENTIVE BONUS                        DOLLAR VALUE($)
----------------------------  ---------------------------------------------------    --------------------
MR. BLAU
Loss........................  None                                                   $0
$1 to $5,000,000............  4%                                                     $0 to $200,000
Over $5,000,000.............  5% of Earnings in this range plus Incentive Bonus      $200,000 and up
                                from lower range
MR. BALEMIAN
Loss........................  None                                                   $0
$1 to $3,000,000............  2.5% of Earnings in this range                         $0 to $75,000
$3,000,000 to $5,000,000....  3.5% of Earnings in this range plus Incentive Bonus    $75,000 to $145,000
                                from lower range
Over $5,000,000.............  5.0% of Earnings in this range plus Incentive Bonus    $145,000 and up
                                from lower ranges

     If the Incentive Plan had been in effect during the fiscal year ended September 30, 1997, Mr. Blau would have received $2,238,000 and 33,340 shares of Common Stock and Mr. Balemian would have received $2,181,000 and 33,340 shares of Common Stock as an Incentive Bonus for the fiscal year. The amounts of the actual Incentive Bonuses paid to Messrs. Blau and Balemian for the fiscal year ended September 30, 1997 were $2,738,000 and $2,681,000, respectively.

     The affirmative vote of a majority of the shares voting, in person or by proxy, on the proposal at the Annual Meeting is required to approve the Incentive Plan.

     The Board of Directors recommends a vote FOR approval of the Company's Senior Management Incentive Compensation Plan.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Arthur Andersen LLP acted as the Company's independent public accountants for the fiscal year ended September 30, 1997 and has been selected by the Board of Directors, upon the recommendation of the Audit Committee, to continue to act as the Company's independent public accountants for the Company's 1998 fiscal year.

     A representative of Arthur Andersen LLP plans to be present at the Annual Meeting with the opportunity to make a statement if he desires to do so, and will be available to respond to appropriate questions.

                              FINANCIAL STATEMENTS

     A copy of the Company's Annual Report to Stockholders for the fiscal year ended September 30, 1997 has been provided to all stockholders as of the Record Date. Stockholders are referred to the report for financial and other information about the Company, but such report is not incorporated in this proxy statement and is not a part of the proxy soliciting material.

                           MISCELLANEOUS INFORMATION

     As of the date of this Proxy Statement, the Board of Directors does not know of any business other than that specified above to come before the meeting, but, if any other business does lawfully come before the meeting, it is the intention of the persons named in the enclosed Proxy to vote in regard thereto, in accordance with their judgment.

     The Company will pay the cost of soliciting proxies in the accompanying form. In addition to solicitation by use of the mails, certain officers and employees of the Company may solicit proxies by telephone, telegraph or personal interview. The Company may also request brokerage houses and other custodians, and, nominees and fiduciaries, to forward soliciting material to the beneficial owners of stock held of record by such persons, and may make reimbursement for payments made for their expense in forwarding soliciting material to the beneficial owners of the stock held of record by such persons.

     Stockholder proposals with respect to the Company's next Annual Meeting of Stockholders must be received by the Company no later than October 8, 1998 to be considered for inclusion in the Company's next Proxy Statement.

                                           By Order of the Board of Directors,

                                                     SUSAN E. ROWLAND
                                                        Secretary

Dated: Jericho, New York
       December 19, 1997

                                                                       EXHIBIT A

                              GRIFFON CORPORATION
                             1998 STOCK OPTION PLAN

SECTION 1.  GENERAL PROVISIONS

1.1  NAME AND GENERAL PURPOSE

     The name of this plan is the Griffon Corporation 1998 Stock Option Plan (hereinafter called the "Plan"). The purpose of the Plan is to enable Griffon Corporation (the "Company") and its subsidiaries and affiliates to foster and promote the interests of the Company by attracting and retaining officers and employees of the Company who contribute to the Company's success by their ability, ingenuity and industry, to enable such officers and employees of the Company to participate in the long-term success and growth of the Company by giving them a proprietary interest in the Company and to provide incentive compensation opportunities competitive with those of competing corporations.

1.2  DEFINITIONS

     a. "Affiliate" means any person or entity controlled by or under common control with the Company, by virtue of the ownership of voting securities, by contract or otherwise.

     b. "Board" means the Board of Directors of the Company.

     c. "Change in Control" means a change of control of the Company, or in any person directly or indirectly controlling the Company, which shall mean:

          (a) a change in control as such term is presently defined in Regulation 240.12b-(f) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); or

          (b) if any "person" (as such term is used in Section 13(d) and 14(d) of the Exchange Act) other than the Company or any "person" who on the date of this Agreement is a director or officer of the Company, becomes the "beneficial owner" (as defined in Rule 13(d)-3 under the Exchange Act) directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the voting power of the Company's then outstanding securities; or

          (c) if during any period of two (2) consecutive years during the term of this Plan, individuals who at the beginning of such period constitute the Board of Directors, cease for any reason to constitute at least a majority thereof.

     d. "Code" means the Internal Revenue Code of 1986, as amended.

     e. "Committee" means the Committee referred to in Section 1.3 of the Plan.

     f. "Common Stock" means shares of the Common Stock, par value $.25 per share, of the Company.

     g. "Company" means Griffon Corporation, a corporation organized under the laws of the State of Delaware (or any successor corporation).

     h. "Fair Market Value" means the market price of the Common Stock on the New York Stock Exchange consolidated reporting system on the date of the grant or on any other date on which the Common

Stock is to be valued hereunder. If no sale shall have been reported on the New York Stock Exchange consolidated reporting system on such date, Fair Market Value shall be determined by the Committee in accordance with the Treasury Regulations applicable to incentive stock options under Section 422 of the Code.

     i "Incentive Stock Option" means an Incentive Stock Option as described in
Section 2.1 of the Plan.

     j. "Non-Employee Director" shall have the meaning set forth in Rule 16b-3 promulgated by the Securities and Exchange Commission ("Commission"); provided, that such person is also an "outside director" as set forth in Section 162(m) of the Code and the regulations promulgated thereunder.

     k. "Non-Qualified Stock Option" means a Non-Qualified Stock Option as described in Section 2.1 of the Plan.

     l. "Option" means any option to purchase Common Stock under Section 2 of the Plan.

     m. "Participant" means any officer or employee of the Company, a Subsidiary or an Affiliate who is selected by the Committee to participate in the Plan.

     n. "Subsidiary" means any corporation in which the Company possesses directly or indirectly 50% or more of the combined voting power of all classes of stock of such corporation.

     o. "Total Disability" means accidental bodily injury or sickness which wholly and continuously disabled an optionee. The Committee, whose decisions shall be final, shall make a determination of Total Disability.

1.3  ADMINISTRATION OF THE PLAN

     The Plan shall be administered by the Committee appointed by the Board consisting of two or more members of the Board all of whom shall be Non-Employee Directors. The Committee shall serve at the pleasure of the Board and shall have such powers as the Board may, from time to time, confer upon it.

     Subject to this Section 1.3, the Committee shall have sole and complete authority to adopt, alter, amend or revoke such administrative rules, guidelines and practices governing the operation of the Plan as it shall, from time to time, deem advisable, and to interpret the terms and provisions of the Plan.

     The Committee shall keep minutes of its meetings and of action taken by it without a meeting. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all of the members of the Committee without a meeting, shall constitute the acts of the Committee.

1.4  ELIGIBILITY

     Stock options may be granted only to officers or employees of the Company or a Subsidiary or Affiliate. Subject to Section 2.3, any person who has been granted any Option may, if he is otherwise eligible, be granted an additional Option or Options.

1.5  SHARES

     The aggregate number of shares reserved for issuance pursuant to the Plan shall be 1,000,000 shares of Common Stock, or the number and kind of shares of stock or other securities which shall be substituted for such shares or to which such shares shall be adjusted as provided in Section
1.6. No individual may be granted options to purchase more than an aggregate of 650,000 shares of Common Stock pursuant to the Plan.

     Such number of shares may be set aside out of the authorized but unissued shares of Common Stock or out of issued shares of Common Stock acquired for and held in the Treasury of the Company, not reserved for any other purpose. Shares subject to, but not sold or issued under, any Option terminating or expiring for any reason prior to its exercise in full will again be available for Options thereafter granted during the balance of the term of the Plan.

1.6  ADJUSTMENTS DUE TO STOCK SPLITS, MERGERS, CONSOLIDATION, ETC.

     If, at any time, the Company shall take any action, whether by stock dividend, stock split, combination of shares or otherwise, which results in a proportionate increase or decrease in the number of shares of Common Stock theretofore issued and outstanding, the number of shares which are reserved for issuance under the Plan and the number of shares which, at such time, are subject to Options shall, to the extent deemed appropriate by the Committee, be increased or decreased in the same proportion, provided, however, that the Company shall not be obligated to issue fractional shares.

     Likewise, in the event of any change in the outstanding shares of Common Stock by reason of any recapitalization, merger, consolidation, reorganization, combination or exchange of shares or other corporate change, the Committee shall make such substitution or adjustments, if any, as it deems to be appropriate, as to the number or kind of shares of Common Stock or other securities which are reserved for issuance under the Plan and the number of shares or other securities which, at such time are subject to Options.

     In the event of a Change in Control, at the option of the Board or Committee, (a) all options outstanding on the date of such Change in Control shall, for a period of sixty (60) days following such Change in Control, become immediately and fully exercisable, and (b) an optionee will be permitted to surrender for cancellation within sixty (60) days after such Change in Control any option or portion of an option which was granted more than six (6) months prior to the date of such surrender, to the extent not yet exercised, and to receive a cash payment in an amount equal to the excess, if any, of the Fair Market Value (on the date of surrender) of the shares of Common Stock subject to the option or portion thereof surrendered, over the aggregate purchase price for such Shares under the option.

1.7  NON-ALIENATION OF BENEFITS

     Except as herein specifically provided, no right or unpaid benefit under the Plan shall be subject to alienation, assignment, pledge or charge and any attempt to alienate, assign, pledge or charge the same shall be void. If any Participant or other person entitled to benefits hereunder should attempt to alienate, assign, pledge or charge any benefit hereunder, then such benefit shall, in the discretion of the Committee, cease.

1.8  WITHHOLDING OR DEDUCTION FOR TAXES

     If, at any time, the Company or any Subsidiary or Affiliate is required, under applicable laws and regulations, to withhold, or to make any deduction for any taxes, or take any other action in connection with any Option exercise, the Participant shall be required to pay to the Company or such Subsidiary or Affiliate, the amount of any taxes required to be withheld, or, in lieu thereof, at the option of the Company, the

Company or such Subsidiary or Affiliate may accept a sufficient number of shares of Common Stock to cover the amount required to be withheld.

1.9  ADMINISTRATIVE EXPENSES

     The entire expense of administering the Plan shall be borne by the Company.

1.10  GENERAL CONDITIONS

     a. The Board or the Committee may, from time to time, amend, suspend or terminate any or all of the provisions of the Plan, provided that, without the Participant's approval, no change may be made which would prevent an Incentive Stock Option granted under the Plan from qualifying as an Incentive Stock Option under Section 422 of the Code or result in a "modification" of the Incentive Stock Option under Section 424(h) of the Code or otherwise alter or impair any right theretofore granted to any Participant; and further provided that, without the consent and approval of the holders of a majority of the outstanding shares of Common Stock of the Company present at a meeting at which a quorum exists, neither the Board nor the Committee may make any amendment which (i) changes the class of persons eligible for options; (ii) increases (except as provided under Section 1.6 above) the total number of shares or other securities reserved for issuance under the Plan; (iii) decreases the minimum option prices stated in
Section 2.2 hereof (other than to change the manner of determining Fair Market Value to conform to any then applicable provision of the Code or any regulation thereunder); (iv) extends the expiration date of the Plan, or the limit on the maximum term of Options; or (v) withdraws the administration of the Plan from a committee consisting of two or more members, each of whom is a non-employee director.

     b. With the consent of the Participant affected thereby, the Committee may amend or modify any outstanding Option in any manner not inconsistent with the terms of the Plan, including, without limitation, and irrespective of the provisions of Sections 2.3(c) and 2.4(b) below, to accelerate the date or dates as of which an installment of an Option becomes exercisable.

     c. Nothing contained in the Plan shall prohibit the Company or any Subsidiary or Affiliate from establishing other additional incentive compensation arrangements for employees of the Company or such Subsidiary or Affiliate.

     d. Nothing in the Plan shall be deemed to limit, in any way, the right of the Company or any Subsidiary or Affiliate to terminate a Participant's employment with the Company (or such Subsidiary or Affiliate) at any time.

     e. Any decision or action taken by the Board or the Committee arising out of or in connection with the construction, administration, interpretation and effect of the Plan shall be conclusive and binding upon all Participants and any person claiming under or through any Participant.

     f. No member of the Board or of the Committee shall be liable for any act or action, whether of commission or omission, (i) by such member except in circumstances involving actual bad faith, nor (ii) by any other member or by any officer, agent or employee.

1.11  COMPLIANCE WITH APPLICABLE LAW

     Notwithstanding any other provision of the Plan, the Company shall not be obligated to issue any shares of Common Stock, or grant any Option with respect thereto, unless it is advised by counsel of its selection that it may do so without violation of the applicable Federal and State laws pertaining to the issuance of securities and the Company may require any stock certificate so issued to bear a legend, may give its transfer agent instructions limiting the transfer thereof, and may take such other steps, as in its judgment are reasonably required to prevent any such violation.

1.12  EFFECTIVE DATES

     The Plan was adopted by the Board on November 5, 1997, subject to approval by the stockholders of the Company. The Plan shall terminate on November 4, 2007.

SECTION 2.  OPTION GRANTS

2.1  AUTHORITY OF COMMITTEE

     Subject to the provisions of the Plan, the Committee shall have the sole and complete authority to determine (i) the Participants to whom Options shall be granted; (ii) the number of shares to be covered by each Option; and (iii) the conditions and limitations, if any, in addition to those set forth in Sections 2 and 3 hereof, applicable to the exercise of an Option, including without limitation, the nature and duration of the restrictions, if any, to be imposed upon the sale or other disposition of shares acquired upon exercise of an Option.

     Stock options granted under the Plan may be of two types: an incentive stock option ("Incentive Stock Option"); and a non-qualified stock option ("Non-Qualified Stock Option").

     It is intended that the Incentive Stock Options granted hereunder shall constitute incentive stock options within the meaning of Section 422 of the Code and shall be subject to the tax treatment described in Section 422 of the Code.

     Anything in the Plan to the contrary notwithstanding, no provision of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify either the Plan or, without the consent of the optionee, any Incentive Stock Option under Section 422 of the Code.

     The Committee shall have the authority to grant Incentive Stock Options, or to grant Non-Qualified Stock Options, or to grant both types of Options. To the extent that any Option does not qualify as an Incentive Stock Option, in whole or in part, it shall constitute a separate Non-Qualified Stock Option to the extent of such disqualification.

2.2  OPTION EXERCISE PRICE

     The price of stock purchased upon the exercise of Options granted pursuant to the Plan shall be the Fair Market Value thereof at the time that the Option is granted.

     If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of the stock of the Company or any parent corporation of the Company or Subsidiary and an Option granted to such employee is intended to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code, the exercise price shall be no less than 110% of the Fair Market Value of the Common Stock on the date the Option is granted. The purchase price is to be paid in full in cash, certified or bank cashier's check or, at the option of the Company, Common Stock valued at its Fair Market Value on the date of exercise, or a combination thereof, when the Option is exercised and stock certificates will be delivered only against such payment.

2.3  INCENTIVE STOCK OPTION GRANTS

     Each Incentive Stock Option will be subject to the following provisions:

        a. Term of Option

          An Incentive Stock Option will be for a term of not more than ten years from the date of grant, except in the case of an employee described in the second paragraph of Section 2.2 above in which case an Incentive Stock Option will be for a term of not more than five years from the date of the grant.

        b. Annual Limit

          To the extent the aggregate Fair Market Value of the Common Stock (determined as of the date of grant) with respect to which any options granted hereunder are intended to be designated as Incentive Stock Options under the Plan (or any other incentive stock option plan of the Company or any Subsidiary) which may be exercisable for the first time by the optionee in any calendar year exceeds $100,000, such options shall not be considered incentive stock options.

        c. Exercise

          Subject to the power of the Committee under Section 1.10(b) above and except in the manner described below upon the death of the optionee, an Incentive Stock Option may be exercised only in installments as follows: up to one-half of the subject shares on and after the first anniversary of the date of grant, up to all of the subject shares on and after the second such anniversary of the date of the grant of such Option but in no event later than the expiration of the term of the Option.

          An Incentive Stock Option shall be exercisable during the optionee's lifetime only by the optionee and shall not be exercisable by the optionee unless, at all times since the date of grant and at the time of exercise, such optionee is an employee of the Company, any parent corporation of the Company or any Subsidiary, except that, upon termination of all employment (other than by death, Total Disability, or by Total Disability followed by death in the circumstances provided below) with the Company, any parent corporation of the Company and any Subsidiary or Affiliate, the optionee may exercise an Incentive Stock Option at any time within three months thereafter but only to the extent such Option is exercisable on the date of such termination.

          Upon termination of all employment by Total Disability, the Optionee may exercise such options at any time within one year thereafter, but only to the extent such option is exercisable on the date of such termination.

          In the event of the death of an optionee (i) while an employee of the Company, any parent corporation of the Company or any Subsidiary or Affiliate, or (ii) within three months after termination of all employment with the Company, any parent corporation of the Company and any Subsidiary or

     Affiliate (other than for Total Disability) or (iii) within one year after termination on account of Total Disability of all employment with the Company, any parent corporation of the Company and any Subsidiary or Affiliate, such optionee's estate or any person who acquires the right to exercise such option by bequest or inheritance or by reason of the death of the optionee may exercise such optionee's Option at any time within the period of three years from the date of death. In the case of clauses (i) and (iii) above, such Option shall be exercisable in full for all the remaining shares covered thereby, but in the case of clause (ii) such Option shall be exercisable only to the extent it was exercisable on the date of such termination.

          Notwithstanding the foregoing provisions regarding the exercise of an Option in the event of death, Total Disability or other termination of employment, in no event shall an Option be exercisable in whole or in part after the termination date provided in the Option.

        d. Transferability

          An Incentive Stock Option granted under the Plan shall not be transferable otherwise than by will or by the laws of descent and distribution.

2.4  NON-QUALIFIED STOCK OPTION GRANTS

     Each Non-Qualified Stock Option will be subject to the following provisions:

        a. Term of Option

          A Non-Qualified Stock Option will be for a term of not more than ten years from the date of grant.

        b. Exercise

          The exercise of a Non-Qualified Stock Option shall be subject to the same terms and conditions as provided under Section 2.3(c) above except that (i) upon termination of all employment by Total Disability, the Optionee may exercise such options at any time within three years thereafter and (ii) in the event of the death of an Optionee within three years after termination on account of Total Disability of all employment with the Company, or any subsidiary or affiliate, such Optionee's estate or any person who acquires the right to exercise such option by bequest or inheritance or by reason of the death of the Optionee may exercise such Optionee's option at any time within a period of three years from the date of death.

        c. Transferability

          A Non-Qualified Stock Option granted under the Plan shall not be transferable otherwise than by will or by the laws of descent and distribution, except as may be permitted by the Board or the Committee.

2.5  AGREEMENTS

     In consideration of any Options granted to a Participant under the Plan, each such Participant shall enter into an Option Agreement with the Company providing, consistent with the Plan, such terms as the Committee may deem advisable.

                                                                       EXHIBIT B

                              GRIFFON CORPORATION
                 SENIOR MANAGEMENT INCENTIVE COMPENSATION PLAN

I.  EFFECTIVE DATE, PURPOSE

     This Griffon Corporation Senior Management Incentive Compensation Plan is adopted by the Board on November 5, 1997, subject to approval by the Company's stockholders, and if so approved shall be effective as of October 1, 1997. The Plan is designed to provide a significant and variable economic opportunity to the two most senior officers of the Company as a reflection of their contributions to the success of the Company. Payments pursuant to the Plan are intended to qualify for exclusion from the term "applicable employee remuneration" under Section 162(m)(4)(C) of the Internal Revenue Code of 1986, as amended.

II.  DEFINITIONS

     "Applicable Delivery Period" shall have the meaning given in Section IV.C. below.

     "Board" shall mean the Board of Directors of the Company.

     "Bonus" shall mean a cash or stock award payable to a Participant pursuant to the terms of the Plan.

     "Certification" shall have the meaning given in Section III.B.

     "Change of Control" shall mean the occurrence of any of the following events:

          (a) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of voting securities of the Company where such acquisition causes such Person to own 20 percent or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not be deemed to result in a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company,
     (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition pursuant to a transaction that complies with clauses (i), (ii) and (iii) of subsection (c) below; and provide, further, that if any Person's beneficial ownership of the Outstanding Company Voting Securities reaches or exceeds twenty percent as a result of a transaction described in clause (i) or (ii) above, and such Person subsequently acquires beneficial ownership of additional voting securities of the Company, such subsequent acquisition shall be treated as an acquisition that causes such Person to own 20 percent or more of the Outstanding Company Voting Securities; or

          (b) individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

          (c) the approval by the shareholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or subsequently all of the assets of the Company or the acquisition of assets of another entity ("Business Combination") or, if consummation of such Business Combination is subject, at the time of such approval by shareholders, to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly by consummation); excluding, however, such a Business Combination pursuant to which (i) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60 percent of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Voting Securities, (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20 percent or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

          (d) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

     "Change of Control Consideration" shall mean, with respect to each share of Common Stock credited to a Deferred Stock Account, (i) the amount of any cash, plus the value of any securities and other noncash consideration, constituting the most valuable consideration per share of Common Stock, paid to any shareholder in the transaction or series of transactions that results in a Change of Control or (ii) if no consideration per share of Common Stock is paid to any shareholder in the transaction or series of transactions that results in a Change of Control, the highest reported sales price, regular way, of a share of Common Stock in any transaction reported on the New York Stock Exchange Composite Tape or other national exchange on which such shares are listed or on NASDAQ during the 60-day period prior to and including the date of a Change of Control. To the extent that such consideration consists all or in part of securities or other noncash consideration, the value of such securities or other noncash consideration shall be determined by the Committee in good faith.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Committee" shall mean the Compensation Committee of the Board or such other committee of the Board which is composed of not less than two Disinterested Persons, each of whom shall be appointed by and serve at the pleasure of the Board.

     "Common Stock" means the common stock of the Company, par value $0.25 per share.

     "Company" shall mean Griffon Corporation, a Delaware corporation.

     "Consolidated Pretax Earnings" of the Company shall mean, with respect to any fiscal year, the consolidated income, if any, of the Company for such fiscal year as set forth in the audited consolidated financial statements of the Company and its subsidiaries included in its annual report to stockholders for such fiscal year, before deduction of taxes based on income or of the Bonus to be paid to the participant under the Plan for such Fiscal Year.

     "Delivery Date" shall have the meaning given in Section IV.B below.

     "Disinterested Person" shall mean a member of the Board who qualifies as an "outside director" for purposes of Section 162(m) of the Code.

     "Initial Percentage" shall mean, for a particular Participant, the percentage indicated under the heading "Initial Percentage" opposite such Participant's name of Schedule I to the Plan.

     "Installment Delivery Election" shall have the meaning given in Section IV.C. below.

     "Participant" shall mean an individual named on Schedule I hereto as a participant in the Plan.

     "Plan" shall mean this Griffon Corporation Senior Management Incentive Compensation Plan.

     "Secondary Percentage" shall mean, for a particular Participant, the percentage indicated under the heading "Secondary Percentage" opposite such Participant's name on Schedule I to the Plan.

     "Stock Portion" of a Bonus shall have the meaning given in Section III.B. below.

     "Tertiary Percentage" shall mean, for a particular Participant, the percentage indicated under the heading "Tertiary Percentage" opposite such Participant's name on Schedule I to the Plan.

     "Value" of a share of Common Stock as of a particular date shall mean the average of the closing sale prices of a share of Common Stock on the New York Stock Exchange composite tape (or, if the Common Stock is not listed on such exchange, on any other national securities exchange on which the Common Stock is listed) for each trading day during the period of 20 trading days ending with such date. If the Common Stock is not traded on any national securities exchange, the Value of the Common Stock shall be determined by the Committee in good faith.

III.  DETERMINATION AND PAYMENT OF BONUSES

     A. Eligibility; Amount. Each Participant shall be entitled to receive a Bonus for each fiscal year or portion thereof of the Company during which period such Participant is employed by the Company based upon the Company's Consolidated Pretax Earnings for such fiscal year. The Bonus shall in each case equal the Initial Percentage of the first $3,000,000 in Consolidated Pretax Earnings, the Secondary Percentage of Consolidated Pretax Earnings between $3,000,000 and $5,000,000, and the Tertiary Percentage of Consolidated Pretax Earnings in excess of $5,000,000. Notwithstanding any other provision of the Plan, a Participant shall not be entitled to a Bonus for any fiscal year in which he has the right, which he fails to waive, to receive a bonus based upon Consolidated Pretax Earnings under an employment agreement with the Company.

     B. Certification; Payment. Each Bonus for a fiscal year shall be computed and shall become payable upon the certification by the Committee of the amount of Consolidated Pretax Earnings for the fiscal year (the "Certification"). The Certification for each fiscal year shall be made as soon as practicable but in no event more than 120 days after the end of the fiscal year. The first $500,000 of any Bonus (or, if such Bonus is less than $500,000, the entire amount of such Bonus) shall not be paid in cash, but shall be credited to the Participant in the form of deferred stock, as more fully set forth in Section IV below, but only to the extent there are sufficient shares of Common Stock remaining available for such crediting (the amount so credited, the "Stock Portion" of such Bonus). The excess, if any, of the amount of any Bonus over the Stock Portion thereof shall be paid to the Participant in cash as soon as practicable after the date of the relevant Certification.

IV.  DEFERRED STOCK ACCOUNTS

     A. Crediting of Deferred Stock Accounts. The Company shall maintain a Deferred Stock Account for each Participant, to be credited with shares of Common Stock as set forth in this Section IV. As of the date of the Certification for a fiscal year, the Deferred Stock Account of each Participant shall be credited with a number of shares of Common Stock having a Value, as of the last day of the fiscal year for which the Bonus is paid, equal to the Stock Portion of such Participant's Bonus (if any) for the fiscal year. In addition, as of the payment date for each regular cash dividend that is declared with respect to the Common Stock, the Deferred Stock Account of each Participant shall be credited with a number of shares of Common Stock equal to (i) the number of shares of Common Stock in such Deferred Stock Account as of the record date for such dividend multiplied by (ii) the per-share amount of such dividend divided by (iii) the Value of a share of Common Stock on such payment date.

     B. Delivery of Deferred Stock. The shares of Common Stock in a Participant's Deferred Stock Account as of the date the Participant ceases to be employed by the Company for any reason (the "Delivery Date") shall be delivered or begin to be delivered in accordance with this Section IV.B. as soon as practicable after the Delivery Date. Such shares shall be delivered at one time; provided, that if the number of shares so credited includes a fractional share, such number shall be rounded to the nearest whole number of shares; and provided, further, that if the Participant has in effect a valid Installment Delivery Election pursuant to Section IV.C. below, then such shares shall be delivered in equal yearly installments over the Applicable Delivery Period, with the first such installment being delivered on the first anniversary of the Delivery Date (and if, in order to equalize such installments, fractional shares would have to be delivered, such installments shall be adjusted by rounding to the nearest whole share). If any such shares are to be delivered after the Participant has died or become legally incompetent, they shall be delivered to the Participant's estate or legal guardian, as the case may be, in accordance with the foregoing; provided, that if the Participant dies with a valid Installment Delivery Election in effect, all remaining undelivered shares shall be delivered to the Participant's estate immediately. References to a Participant in this Plan shall be deemed to refer to the Participant's estate or legal guardian, where appropriate.

     C. Installment Delivery. An "Installment Delivery Election" shall mean a written election by a Participant, on such form as may be prescribed by the Committee, to receive delivery of shares of Common Stock in installments over a period of up to five years (the "Applicable Delivery Period"), as more fully described in paragraph IV.B. above. Once made, an Installment Delivery Election may be superseded by another Installment Delivery Election or revoked in writing by the Participant. However, in order for any initial or superseding Installment Delivery Election or revocation thereof to be valid, it must be received by the Committee at least one year before the Participant ceases to be any employee of the Company. In the case of multiple Installment Delivery Elections and/or revocations by any Participant, the most recent valid Installment Delivery Election or revocation in effect as of the Delivery Date shall be controlling. In addition, the effectiveness of any Installment Delivery Election shall be subject to the approval of the Board or a committee thereof if the Committee, in its absolute discretion after receiving the advice of counsel, determines such approval to be necessary or advisable in order to avoid having the delivery of shares pursuant thereto or any other event occurring in connection therewith constitute a nonexempt purchase or sale, as applicable, under Rule 16b-3 under the Securities Exchange Act of 1934.

     D. Discretionary Acceleration. Notwithstanding any other provision of the Plan, the Committee may decide, in its sole discretion, to deliver some or all of the shares in a Participant's Deferred Stock Account to the Participant before the time(s) prescribed by Sections IV.B. and C. above.

     E. Stock Certificates.

     1. The certificates for shares delivered to a Participant as set forth above shall be issued in the name of the Participant, and from and after such issuance, the Participant shall be entitled to all rights of a shareholder with respect to Common Stock for all such shares issued in his name, including the right to vote the shares, and the Participant shall receive all dividends and other distributions paid or made with respect thereto.

     2. Notwithstanding any other provision of the Plan, the Company shall not be required to issue or deliver any certificate or certificates for shares of Common Stock under the Plan prior to fulfillment of all of the following conditions:

          (a) listing or approval for listing upon official notice of issuance of such shares on the New York Stock Exchange, Inc., or such other securities exchange as may at the time be a market for the Common Stock;

          (b) any registration or other qualification of such shares under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable;

          (c) obtaining any other consent, approval, or permit from any state or federal governmental agency which the Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable; and

          (d) obtaining any approval of the Board or a committee thereof that the Committee, in its absolute discretion after receiving the advice of counsel, determines to be necessary or advisable in order to avoid having such delivery or any other event occurring in connection therewith constitute a nonexempt purchase or sale, as applicable, under Rule 16b-3 under the Securities Exchange Act of 1934;

provided, that the Company shall use reasonable best efforts to ensure that all shares of Common Stock delivered under the Plan are freely transferable by the recipient thereof following such delivery.

     F. Shares Available.

     1. Subject to Section IV.F.2, the maximum number of shares of Common Stock which may be credited to Deferred Stock Accounts pursuant to the Plan is 500,000. Shares of Common Stock issuable under the Plan may be taken from authorized but unissued or treasury shares of the Company or purchased on the open market.

     2. In the event that there is, at any time after the Board adopts the Plan, any change in the Common Stock by reason of any stock dividend, stock split, combination of shares, exchange of shares, warrants or rights offering to purchase Common Stock at a price below its fair market value, reclassification, recapitalization, merger, consolidation, spinoff or other change in capitalization of the Company, appropriate adjustment shall be made in the number and kind of shares or other property subject to the Plan and the number and kind of shares or other property held in the Deferred Stock Accounts, and any other relevant provisions of the Plan by the Committee, whose determination shall be binding and conclusive on all persons. If the shares of Common Stock credited to the Deferred Stock Accounts are converted pursuant to this Section IV.F.2. into another form of property, references in the Plan to the Common Stock shall be deemed, where appropriate, to refer to such other form of property, with such other modifications as may be required for the Plan to operate in accordance with its purposes. Without limiting the generality of the foregoing, references to delivery of certificates for shares of Common Shares shall be deemed to refer to delivery of cash and the incidents of ownership of any other property held in the Deferred Stock Accounts.

V.  CHANGE OF CONTROL

     Notwithstanding any other provision of this Plan, in the event of a Change of Control; (i) the Committee shall determine the amount of the Consolidated Pretax Earnings of the Company for the portion of the then-current fiscal year (such fiscal year, the "Change-of-Control Year") that ends immediately before the Change of Control and each Participant shall be paid a Bonus (the "Change of Control Bonus"), entirely in cash, on the basis thereof as soon as practicable after the date of the Change of Control; and (ii) the Company shall immediately pay to each Participant in a lump sum the Change of Control Consideration multiplied by the number of shares of Common Stock held in each Participant's Deferred Stock Account immediately before such Change of Control; provided, that if the delivery of cash pursuant to the foregoing would make a Change in Control transaction ineligible for pooling-of-interests accounting under APB No. 16 that would otherwise be eligible for such accounting treatment, the Committee shall have the ability to deliver, instead of such cash, Common Stock having a Value as of the date of such delivery equal to the cash that would otherwise be so payable. Subject to Section VI, the Plan shall continue after a Change of Control; provided, that for the portion of the Change-of-Control Year that follows the Change of Control, each Participant shall be entitled to receive a Bonus payable entirely in cash (the "Short-Year Bonus") equal to the excess, if any, of (i) the Bonus for the Change-of-Control Year calculated in accordance with Section III.A. based upon Consolidated Pretax Earnings for the entire Change-of-Control Year, over (ii) the amount of the Change-of-Control Bonus paid to such Participant.

VI.  AMENDMENT AND TERMINATION

     The Board shall have the right to terminate or modify the Plan from time to time, but (i) no such modification shall, without prior approval of the Company's stockholders, alter the manner in which the Bonuses are determined or add Participants to the Plan, (ii) no such termination or modification shall, without the consent of the Participant affected, impair or adversely affect the Bonus payable for any fiscal year that begins before the date the termination or modification is approved by the Board, and (iii) Section V hereof shall not be amended, in any manner adverse to a Participant, at the request of a party seeking to effect, or otherwise in connection with or in anticipation of, a Change of Control, without the consent of the affected Participant.

VII.  MISCELLANEOUS

     Payments of the cash portion of Bonuses shall be made from the general funds of the Company and no special or separate fund shall be required to be established or other segregation of assets made to assure payment. No Participant or other person shall have under any circumstances any interest in any particular property or assets of the Company. The Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its principle of conflict of laws.

                              GRIFFON CORPORATION

                 SENIOR MANAGEMENT INCENTIVE COMPENSATION PLAN

                                   SCHEDULE I

                                                      INITIAL       SECONDARY       TERTIARY
        PARTICIPANT                                  PERCENTAGE     PERCENTAGE     PERCENTAGE
        -------------------------------------------  ----------     ----------     ----------
        Harvey R. Blau.............................       4%             4%            5%
        Robert Balemian............................     2.5%           3.5%            5%

                              GRIFFON CORPORATION

                  BOARD OF DIRECTORS PROXY FOR ANNUAL MEETING
                                FEBRUARY 5, 1998

The undersigned hereby appoints Harvey R. Blau and Robert Balemian, or either of them, attorneys and Proxies with full power of substitution in each of them, in the name and stead of the undersigned to vote as Proxy all the stock of the undersigned in GRIFFON CORPORATION, a Delaware corporation, at the Annual Meeting of Stockholders scheduled to be held on February 5, 1998 and any adjournments thereof.

THE SHARES REPRESENTED HEREBY SHALL BE VOTED BY PROXIES, AND EACH OF THEM, AS SPECIFIED AND, IN THEIR DISCRETION, UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. STOCKHOLDERS MAY WITHHOLD THE VOTE FOR ONE OR MORE NOMINEE(S) BY WRITING THE NOMINEE(S) NAME(S) IN THE BLANK SPACE PROVIDED ON THE REVERSE HEREOF. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR PROPOSALS AS SET FORTH ON THE REVERSE HEREOF.

     The Board of Directors recommends a vote FOR the following proposals:

                  (Continued and to be signed on reverse side)

                                                                SEE REVERSE SIDE

[X] PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE

1. Election of the following nominees, as set forth in the proxy statement:

     FOR       WITHHOLD
     [ ]         [ ]

   NOMINEES: Henry A. Alpert, Abraham M. Buchman, Rear Admiral Clarence A. Hill, Jr. and William H. Waldorf.

(Instruction: To withhold authority to vote for any individual nominee, print the nominee's name on the line provided below)

_______________________________

2. Proposal to adopt the 1998 Stock Option Plan, as set forth as Exhibit A.

     FOR       AGAINST        ABSTAIN
     [ ]         [ ]            [ ]

3. Proposal to approve the Company's Senior Management Incentive Compensation Plan, as set forth in Exhibit B.

     FOR       AGAINST        ABSTAIN
     [ ]         [ ]            [ ]

4. Upon such other business as may properly come before the meeting or any adjournment thereof.

PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE

SIGNATURE(S): _________________________________ DATED: _______________, 1998

                             VOTING INSTRUCTIONS TO
               U.S. TRUST COMPANY OF CALIFORNIA, N.A., AS TRUSTEE
          UNDER THE GRIFFON CORPORATION EMPLOYEE STOCK OWNERSHIP PLAN

I hereby direct that at the Annual Meeting of Stockholders of Griffon Corporation on February 5, 1998 and at any adjournments thereof, the voting rights pertaining to the shares of Griffon Corporation Common Stock deemed allocated to my account under the Griffon Corporation Employee Stock Ownership Plan solely for the purpose of voting at the Annual Meeting shall be exercised as checked on this card, or if not checked, shall be voted in the discretion of the Trustee.

THE SHARES REPRESENTED HEREBY SHALL BE VOTED BY PROXIES, AND EACH OF THEM, AS SPECIFIED AND, IN THEIR DISCRETION, UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. STOCKHOLDERS MAY WITHHOLD THE VOTE FOR ONE OR MORE NOMINEE(S) BY WRITING THE NOMINEE(S) NAME(S) IN THE BLANK SPACE PROVIDED ON THE REVERSE HEREOF. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR PROPOSALS AS SET FORTH ON THE REVERSE HEREOF.

The Board of Directors recommends a vote FOR the following proposals:

                   (Continued and to be signed on other side)


                                                                   -----------
                                                                   SEE REVERSE
                                                                       SIDE
                                                                   -----------

[X] PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE

1. Election of the following nominees, as set forth in the proxy statement:

     FOR       WITHHOLD
     [ ]         [ ]

   NOMINEES: Henry A. Alpert, Abraham M. Buchman, Rear Admiral Clarence A. Hill, Jr. and William H. Waldorf.

(Instruction: To withhold authority to vote for any individual nominee, print the nominee's name on the line provided below)

_______________________________

2. Proposal to adopt the 1998 Stock Option Plan, as set forth as Exhibit A.

     FOR       AGAINST        ABSTAIN
     [ ]         [ ]            [ ]

3. Proposal to approve the Company's Senior Management Incentive Compensation Plan, as set forth in Exhibit B.

     FOR       AGAINST        ABSTAIN
     [ ]         [ ]            [ ]

4. Upon such other business as may properly come before the meeting or any adjournment thereof.

PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE

SIGNATURE(S): _________________________________ DATED: _______________, 1998

Please sign and date and return this voting instruction card in our attached envelope. This card must be received by 5:00 p.m. Eastern Time on January 29, 1998.